Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Form 8-K and, if not defined in the Form 8-K, the proxy statement/consent solicitation statement/prospectus. Unless the context otherwise requires, the “Company” refers to Aeva Technologies, Inc. and its subsidiaries after the Closing, and “InterPrivate” refers to InterPrivate Acquisition Corp. prior to the Closing.

Introduction

As a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, Merger Sub merged with and into Legacy Aeva, with Legacy Aeva continuing as the surviving entity as a wholly owned subsidiary of InterPrivate, under the new name Aeva Technologies, Inc. (the “Business Combination”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 present pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of InterPrivate was derived from the audited financial statements of InterPrivate as of and for the year ended December 31, 2020, which are incorporated by reference. The historical financial information of Legacy Aeva was derived from the audited financial statements of Legacy Aeva as of and for the year ended December 31, 2020, which are incorporated by reference. This information should be read together with InterPrivate’s and Legacy Aeva’s audited financial statements and related notes, the section entitled “InterPrivate Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Aeva Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information which is incorporated by reference for the year ended December 31, 2020.

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, InterPrivate was treated as the legal acquiror and accounting acquiree. Accordingly, the Business Combination was treated as the equivalent of Legacy Aeva issuing stock for the net assets of InterPrivate, accompanied by a recapitalization. The net assets of InterPrivate are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy Aeva.

Legacy Aeva was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Aeva has the largest portion of voting rights in the Post-Combination Company;

•	Legacy Aeva has the right to appoint majority of the directors in the Post-Combination Company;

•	Legacy Aeva’s existing senior management team comprises senior management of the Post-Combination Company;

•	The operations of the Post-Combination Company primarily represent operations of Legacy Aeva;

•	The Post-Combination Company assumed Legacy Aeva’s name and headquarters

Description of the Business Combination

The aggregate merger consideration paid in connection with the Business Combination was $1,706 million, payable in the form of shares of the Post-Combination stock, restricted stock units or options to purchase common stock.

The following summarizes the consideration:

(in thousands, except for share and per share amounts)
Common stock, RSUs, and stock options (1)	170,703,692
Options and RSUs (2)	(19,338,183)

Common shares transferred	151,365,509
Value per share (3)	$10.00

Total Share Consideration	$1,513,655

(1)

The number in the table above includes approximately 19,338,183 shares of Post-Combination Company common stock underlying rollover Legacy Aeva options that do not represent legally outstanding shares of Post-Combination Company common stock.

(2)

Represents the number of shares of Post-Combination Company common stock underlying rollover Legacy Aeva options that do not represent legally outstanding shares of Post-Combination Company common stock.

(3)

Share Consideration is calculated using a $10.00 reference price. The closing share price on the date of the consummation of the Business Combination was $13.04. As the Business Combination was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the pro forma shares of Common Stock outstanding:

	Shares	%
Aeva	170,703,692
Options and RSUs (1)	(19,338,183)

Aeva - common shares transferred (1)	151,365,509	71.9%
Public Shares	24,119,126	11.4%
Shares held by Sponsor/Representative (2)	6,905,500	3.3%
PIPE	28,168,478	13.4%

Pro Forma common stock outstanding at December 31, 2020	210,558,613

(1)

The number of outstanding shares in the table above excludes approximately 19,338,183 shares of Post-Combination Company common stock underlying rollover Legacy Aeva Options that do not represent legally outstanding shares of Post-Combination Company common stock.

(2)	Includes an aggregate of 366,919 shares of InterPrivate Common Stock held by EarlyBirdCapital’s designees.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are based on the historical financial statements of InterPrivate and Legacy Aeva. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(in thousands)

	As of December 31, 2020					As of December 31, 2020
	Aeva (Historical)	InterPrivate (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Cash and cash equivalents	$24,624	$1	$320,000	(A	)	$535,449
			$243,130	(B	)
			$(1,287)	(D	)
			$(40)	(E	)
			$(50,668)	(J	)
			$(311)	(K	)
Accounts receivable	$141	$—	$—			$141
Inventories	$1,219	$—	$—			$1,219
Other current assets	$4,970	$12	$(3,041)	(J	)	$1,941

Total current assets	$30,954	$13	$507,783			$538,750
Marketable securities held in Trust Account		$243,130	$(243,130)	(B	)	$—
Property, plant and equipment, net	$1,614	$—	$—			$1,614
Other noncurrent assets	$64	$—	$—			$64

TOTAL ASSETS	$32,632	$243,143	$264,653			$540,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,071	$—	$(883)	(J	)	$1,188
Accrued liabilities	$2,606	$1,287	$(1,287)	(D	)	$(427)
			$(3,033)	(J	)
Accrued employee costs	$722	$—	$—			$722
Income taxes payable	$—	$40	$(40)	(E	)	$—
Other current liabilities	$275	$—				$275

Total current liabilities	$5,674	$1,327	$(5,243)			$1,758
Other noncurrent liabilities	$45	$354	$—			$399

Total liabilities	$5,719	$1,681	$(5,243)			$2,157
Common stock subject to possible redemption	$—	$236,462	$(236,462)	(G	)	$—
Preferred stock	$79,204	$—	$(79,204)	(F	)	$—
Stockholders’ equity (deficit):
Common stock	$9	$1	$3	(A	)	$21
			$8	(F	)
			$2	(G	)
			$(2)	(I	)
			$—	(K	)
Additional paid-in capital	$8,784	$5,933	$319,997	(A	)	$600,402
			$751	(C	)
			$79,196	(F	)
			$236,460	(G	)
			$1,068	(H	)
			$(51,478)	(J	)
			$2	(I	)
			$(311)	(K	)
Accumulated deficit	$(61,084)	$(934)	$(751)	(C	)	$(62,152)
			$(1,068)	(H	)
			$1,685	(J	)

Total stockholders’ equity (deficit)	$(52,291)	$5,000	$585,562			$538,271

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$32,632	$243,143	$264,653			$540,428

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Year Ended December 31, 2020					For the Year Ended December 31, 2020
	Aeva (Historical)	InterPrivate (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$4,843	$—	$—			$4,843
Cost of revenue	2,741	—				2,741

Gross profit	2,102	—	—			2,102
Research and development expenses	20,497	—	521	(AA	)	21,018
General and administrative expenses	5,664	2,523	547	(AA	)	7,049
			(1,685)	(BB	)
Selling and marketing expenses	1,682	—	—			1,682

Operating loss	(25,741)	(2,523)	617			(27,647)
Interest income	(195)	(1,790)	1,790	(CC	)	(195)
Other expense	24	—	—			24

Loss before income taxes	(25,570)	(733)	(1,173)			(27,476)
Income taxes	—	200	(200)	(DD	)	—

Net loss attributable to common stockholders	$(25,570)	$(933)	$(973)			$(27,476)

Weighted average shares outstanding - Common stock	7,008,861					210,558,613
Net loss per share attributable to common stockholders - basic and diluted	$(3.65)					$(0.13)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, while InterPrivate was the legal acquiror, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Aeva issuing stock for the net assets of InterPrivate, accompanied by a recapitalization. Operations prior to the Business Combination are those of Legacy Aeva.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 present pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	InterPrivate’s audited balance sheet as of December 31, 2020 and the related notes as of December 31, 2020, incorporated by reference;

•	Legacy Aeva’s audited balance sheet as of December 31, 2020 and the related notes as of December 31, 2020, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	InterPrivate’s audited statement of operations for the year ended December 31, 2020 and the related notes, incorporated by reference; and

•	Legacy Aeva’s audited statement of operations for the year ended December 31, 2020 and the related notes, incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of InterPrivate and Legacy Aeva.

2. Accounting Policies

Based on its initial analysis of InterPrivate’s and Legacy Aeva’s policies, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 are as follows:

(A)	Represents the gross proceeds, from the private placement of 28,168,478 shares of InterPrivate Common Stock at $10.00 to $16.00 per share pursuant to the PIPE Investments.

(B)	Reflects the reclassification of $243.1 million of cash and cash equivalents held in InterPrivate’s Trust Account at the balance sheet date that became available to fund the Business Combination.

(C)	Reflects the elimination of InterPrivate’s historical accumulated deficit.

(D)	Reflects the settlement of InterPrivate’s historical accrued liabilities that were settled at Closing of the Business Combination.

(E)	Reflects the settlement of InterPrivate’s income tax payable that were settled at Closing of the Business Combination.

(F)	Reflects the conversion of Legacy Aeva’s Preferred Stock into Legacy Aeva Common Stock in accordance with the Business Combination Agreement.

(G)	Reflects the reclassification of approximately $236.5 million of InterPrivate Common Stock subject to possible redemption to permanent equity.

(H)	Reflects the acceleration of certain Legacy Aeva stock-based compensation awards that vest upon the Closing of the Business Combination.

(I)

Represents recapitalization of Legacy Aeva equity and issuance of 151,365,509 of the Post-Combination Company’s common stock to Legacy Aeva equity holders as consideration for the reverse recapitalization.

(J)

Represents transaction costs incurred as part of the Business Combination totaling $52.1 million, consisting of (i) approximately $16 million of placement agent fees and related expenses payable to the placement agents upon the closing of the PIPE transaction, (ii) financial and transaction advisory fees of approximately $17.7 million payable upon consummation of the Business Combination, (iii) a fee of approximately $8.5 million payable to EarlyBirdCapital under the business combination marketing agreement that InterPrivate entered into with EarlyBirdCapital in connection with the IPO (see “InterPrivate Management’s Discussion and Analysis of Financial Condition and Results of Operations — Contractual Obligations”), and (iv) printing, legal, accounting and other fees of $9.9 million. Equity issuance costs of $51.5 million has been recorded as a reduction to additional paid-in capital and the remainder was expensed through accumulated deficit. The costs expensed through accumulated deficit by InterPrivate are removed in the unaudited pro forma condensed combined statement of operations discussed in (BB) below.

(K)

Reflects conversions of 310,824 Public Shares for aggregate conversion payments of $0.3 million allocated to InterPrivate Common Stock and additional paid-in capital using par value $0.0001 per share and at a conversion price of $10.07 per share. As of the actual redemption date, the redemption price was $10.07 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(AA)

Reflects stock compensation expense related to certain Legacy Aeva stock-based compensation awards that vest upon transaction close. The expense is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations.

(BB)

Reflects the removal of the transaction costs in InterPrivate’s historical statement of operations in the year ended December 31, 2020. InterPrivate’s transaction costs are reflected as equity issuance costs for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(CC)	Reflects elimination of interest income on the Trust Account.

(DD)	Reflects elimination of income tax expense as a result of elimination of the Trust Account income (noted in footnote CC).

5. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

(in thousands, except share and per share data)	For the year ended December 31, 2020
Pro forma net loss	(27,476)
Weighted average shares outstanding of common stock (1)	210,558,613
Net loss per share (Basic and Diluted) attributable to Common stockholders (2)	$(0.13)

(1)

Refer to calculation included in section “The Business Combination Agreement — Conversion of Securities” of the Proxy Statement/Consent Solicitation Statement/Prospectus as filed with the SEC on February 16, 2021 by InterPrivate.

(2)

For the purposes of calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.